DISTRIBUTION AGREEMENT


         This Agreement, made effective as of May 3, 2004, by and among Weldon Capital Funds, Inc. a Maryland corporation (the "Company"), Weldon Capital Management, Ltd., a Kansas corporation (the "Adviser") and Unified Financial Securities, Inc., an Indiana corporation (the "Distributor").

         WHEREAS, the Company is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, the Adviser serves as the investment adviser to the Fund;  and

         WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Company, the Adviser and the Distributor are desirous of entering into an agreement providing for the distribution by the Distributor of shares of common stock (the "Shares") of the Company's initial series, Weldon Equity & Income Fund, and any future series of the Company (each a "Series" and, collectively, the "Series");

         NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

1.   Appointment.
     ------------

     The Company hereby appoints the Distributor as its exclusive agent for the distribution of the Shares, and the Distributor hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Company shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Company may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

2.   Sale and Repurchase of Shares.
     ------------------------------

     (a) The Distributor will have the right, as agent for the Company, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Company's effective Registration Statement on Form N-1A under the Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom the Distributor has a dealer agreement, the Distributor will promptly cause such order to be filled by the applicable Series.

     (b) The Distributor will also have the right, as agent for the Company, to sell such Shares to the public against orders therefor at the public offering price.

     (c) The Distributor will also have the right to take, as agent for the Company, all actions which, in the Distributor's reasonable judgment, are necessary to carry into effect the distribution of the Shares.

     (d) The public offering price for the Shares of a Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the SEC promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by NASD Rules.

     (e) The net asset value of the Shares of a Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration

         Statement. The net asset value of the Shares of a Series shall be calculated by the Company's fund accountant on behalf of the Company. The Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

     (f) On every sale, the applicable Series shall receive the net asset value of its Shares promptly, but in no event later than the third business day following the date on which the Distributor shall have received an order for the purchase of the Shares.

     (g) Upon receipt of purchase instructions, the Distributor will transmit such instructions to the Company's transfer agent for registration and required state notice filing, if any, of the Shares purchased.

     (h) Nothing in this Agreement shall prevent the Distributor or any affiliated person (as defined in the Act) of the Distributor from acting as the Distributor or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict the Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that the Distributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Company under this Agreement.

     (i) The Distributor, as agent of and for the account of the Company, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.   Sale of Shares by the Series.
     -----------------------------

     Each Series reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

4.   Basis of Sale of Shares.
     ------------------------

     The Distributor does not agree to sell any specific number of Shares. The Distributor, as agent for the Company, undertakes to sell Shares on a best efforts basis only against orders therefor.

5.   Rules of NASD, etc.
     -------------------

     (a) The Distributor will conform to the NASD Rules and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

     (b) The Distributor will require each dealer with whom the Distributor has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither the Distributor nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

     (c) The Company agrees to furnish to the Distributor sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in reasonably adequate time for the Distributor, on behalf of the Company, to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

     (d) The Distributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

     (e) The Distributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Company as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Company to the Distributor in reasonable quantities upon request.

6.   Records to be Supplied by the Company.
     --------------------------------------

     The Company shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by the Distributor, of all financial statements prepared for a Series by independent public accountants.

7.   Fees and Expenses.
     ------------------

     (a) A Series will not bear any costs or expenses incurred with respect to distribution of shares except to the extent it is permitted to do so by applicable law. As compensation for the services rendered to the Company pursuant to this Agreement, the Adviser shall pay the Distributor fees determined as set forth on Exhibit A to this Agreement
                                                     ---------
         from the effective date of this Agreement; except that a Series shall be responsible for such payments beginning on the date that such Series' Rule 12b-1 Plan is declared effective by the Company's Board of Directors. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement and before the end of any month, the fee for the part of the month before such termination shall be equal to the fee normally due for the full monthly period and shall be payable upon the date of termination of this Agreement.

     (b) In the performance of its obligations under this Agreement, the Distributor will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Adviser (except to the extent a Series is permitted to do so by applicable law, in which case such costs will be paid by the Series to the extent so permitted) in accordance with agreements between the Company and the Distributor as permitted by applicable laws, including the Act and rules and regulations promulgated thereunder.

     (c) The Distributor may from time to time employ or associate with such person or persons as may be appropriate to assist the Distributor in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both the Distributor and the Company. The Distributor shall pay the compensation of such person or persons for such employment and no obligation will be incurred by or on behalf of any Series in such respect.

     (d) The Distributor will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month payable by the Adviser or a Series hereunder. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by U.S. Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid to the Distributor by the party responsible for payment of such charges.

8.   Indemnification of the Company.
     -------------------------------

     The Distributor agrees to indemnify and hold harmless the Company, each Series and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of the Company or any Series against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Company. The Distributor likewise agrees to indemnify and hold harmless the Company, each Series and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of the Distributor's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with the Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Company or a Series or each such person may be entitled as a matter of law.

9.   Indemnification of the Distributor.
     -----------------------------------

     The Company agrees to indemnify and hold harmless the Distributor and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of the Distributor against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of the Distributor's duties or from the reckless disregard by any of such persons of the Distributor's obligations and duties under this Agreement, for all of which exceptions the Distributor shall be liable to the Company. The Company will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

     In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Company may be asked to indemnify the Distributor or any other person or hold the Distributor or any other person harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Distributor will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend the Distributor and any such person against any claim which may be the subject of this indemnification, and in the event that the Company so elects it will so notify the Distributor, and thereupon the Company shall take over complete defense of the claim, and neither the Distributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. The Distributor shall in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify the Distributor or any such person except with the Company's written consent.

     Notwithstanding any other provision of this Agreement, the Distributor shall be entitled to receive and act upon advice of counsel (who may be counsel for the Company or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

10.  Termination and Amendment of this Agreement.
     --------------------------------------------

     This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by the Distributor, (ii) by the Adviser, (iii) either by action of the Board of Directors of the Company or at a meeting of the Shareholders of a Series by the affirmative vote of a majority of the outstanding Shares, and (iv) by a majority of the Directors of the Company who are not interested persons of the Company, of the Adviser or of the Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

     Any of the Company, the Adviser or the Distributor may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other parties.

11.  Effective Period of this Agreement.
     -----------------------------------

     This Agreement shall take effect on the date that the Company's initial Series is declared effective by the SEC, and shall remain in full force and effect for a period of two (2) years from the date of its effectiveness (unless terminated automatically as set forth in Paragraph 10, and from year to year thereafter, subject to annual approval (i) by the Distributor,
     (ii) by the Adviser, (iii) by the Board of Directors of the Company or a vote of a majority of the outstanding Shares, and (iv) by a majority of the Directors of the Company who are not interested persons of the Company, of the Adviser or of the Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

12.  New Series.
     -----------

     The terms and provisions of this Agreement shall become automatically applicable to any additional Series of the Company established during the initial or renewal term of this Agreement.

13.  Successor Investment Company.
     -----------------------------

     Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Company as a result of reorganization, recapitalization or change of domicile.

14.  Limitation of Liability.
     ------------------------

     It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Company's Directors, any shareholders of any Series, or any nominees, officers, agents or employees of the Company, personally, but bind only the property of the Company. The execution and delivery of this Agreement have been authorized by the Board of Directors of the Company and signed by an officer of the Company, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Company.

15.  Severability.
     -------------

     In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.  Questions of Interpretation.
     ----------------------------

     (a) This Agreement shall be governed by the laws of the State of Indiana.

     (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.  Notices.
     --------

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other parties, with a copy to the Fund's counsel, at such address as such other parties may designate for the receipt of such notice. Such notice will be effective upon receipt. Until further notice to the other parties, it is agreed that the address of each party for this purpose shall be:

     (a) If to the Company, to:

                    Weldon Capital Funds, Inc.
                    4747 West 135th Street, Suite 100
                    Leawood, Kansas 66224
                    Attn:  Scott A. Sadaro, President

     (b) If to the Adviser, to:

                    Weldon Capital Management, Ltd.
                    4747 West 135th Street, Suite 100
                    Leawood, Kansas 66224
                    Attn:  Scott A. Sadaro, Executive Vice President

      (c)If to the Distributor, to:

                    Unified Financial Securities, Inc.
                    431 North Pennsylvania Street
                    Indianapolis, IN  46204
                    Attn:  President


18.  Execution
     ---------

     This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

     IN WITNESS WHEREOF, the Company, the Adviser and the Distributor have each caused this Agreement to be signed in triplicate on their behalf, all as of the day and year first above written.


         WELDON CAPITAL FUNDS, INC.


         By:____________________________________           Date________________

         Print Name:____________________________

         Title:_________________________________

         Attest:________________________________


         WELDON CAPITAL MANAGEMENT, LTD.


         By:____________________________________           Date________________

         Print Name:____________________________

         Title:_________________________________

         Attest:________________________________


         UNIFIED FINANCIAL SECURITIES, INC.


         By:____________________________________           Date________________

         Print Name:____________________________

         Title:_________________________________

         Attest:________________________________

                                    EXHIBIT A

                            DISTRIBUTION FEE SCHEDULE
                            -------------------------


The prices contained herein are effective for twelve months from the execution date of the Distribution Agreement.

I    STANDARD FEES
----------------------------------------------------------------------------------------------------------------------

     0.01% of average daily net assets of each Series, subject to an annual minimum fee $12,000 for the Company.
     Fees are billed on a monthly basis.

II   ADDITIONAL SERVICES
----------------------------------------------------------------------------------------------------------------------

     o Sales literature and document review (including websites)             -  $75 per hour, plus NASD filing fees.

     o NASD and other filing fees                                            -  Pass through

     o Travel Expenses and Out-of-Pockets                                    -  Pass through

     o Other duties as agreed upon                                           -  Negotiable
